UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, L.P., the “Borrower”) entered into a Credit Agreement with Wells Fargo Bank, National Association (the “Administrative Agent”) and the financial institutions signatory thereto and their assignees for a secured term loan facility allowing for borrowings up to $30 million (the “Secured Term Loan”) and made an initial borrowing of $11 million under the Secured Term Loan. The Borrower’s obligations under the Secured Term Loan are guaranteed by certain of PREIT’s subsidiaries. The Borrower’s and guarantors’ obligations under the Secured Term Loan and related guaranty are secured by mortgages and deeds of trust on a portfolio of 12 of PREIT’s subsidiaries’ properties, including nine malls and three additional parcels. The obligations are further secured by a pledge of substantially all of the personal property of the Borrower and the guarantors pursuant to a collateral agreement and a pledge of substantially all of the equity interests of the guarantors (subject to limited exceptions) pursuant to a pledge agreement. The maturity date of the Secured Term Loan is the earlier of (a) September 30, 2020, or (b) the date the obligations under the Secured Term Loan have been accelerated.

Amounts borrowed under the Secured Term Loan may be either Base Rate Loans or LIBOR Loans. Base Rate Loans bear interest at the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%, provided that the Base Rate will not be less than 2.00% per annum, in each case plus 7.00% per annum. LIBOR Loans bear interest at LIBOR plus 8.00% per annum. After the initial borrowing, the Borrower may only draw when its unrestricted cash and cash equivalents is equal to or less than $12.5 million, and subsequent borrowings will be determined according to a multiple of amounts set forth in the Loan Budget.

The Borrower must also pay certain fees to the Administrative Agent for the account of the Lenders in connection with the Secured Term Loan, including a ticking fee, which will accrue 0.50% per annum on the daily amount of the unused Term Loan Commitments. Accrued and unpaid ticking fees will be payable on the maturity date.

The Secured Term Loan contains, among other restrictions, certain affirmative and negative covenants, including, without limitation, requirements that the Borrower and certain of its subsidiaries:

(i) comply with all of the affirmative and negative covenants set forth in the 2018 Credit Agreement (defined below);

(ii) promptly notify the Administrative Agent of any acquisition of any owned real property that is not subject to a mortgage and grant liens on such real property to secure the Secured Term Loan;

(iii) use the proceeds of the Secured Term Loan for purposes consistent with certain categories set forth in the Loan Budget;

(iv) provide weekly reports with respect to variances in actual results relative to projected amounts set forth in the Loan Budget and providing an explanation for any such deviation, certifying that no Default or Event of Default has occurred (or if one has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto), and beginning on the fourth week following the effective date certifying compliance with covenants limiting the permitted variation of certain actual disbursements by PREIT and its subsidiaries from amounts set forth in the Loan Budget;

(v) beginning with the fourth full week following the effective date, and for each rolling four-week period thereafter, the Borrower is required to cause certain of its actual aggregate disbursements not to exceed the aggregate amount of such disbursements in the Loan Budget by more than 20% during any such four-week testing period;

(vi) prior to August 31, 2020, agree to a non-binding term sheet with respect to amendments of each of the 2018 Credit Agreement and the 7-Year Term Loan (each defined below);

(vii) provide operating statements, rent rolls, collections and leasing information, as well as certain reports and agreements as the Administrative Agent may reasonably require, to the Administrative Agent for each of the Mortgaged Properties;

(viii) maintain liquidity of at least $8.5 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements as well as up to $5.0 million held in a certain other deposit account not subject to a control agreement and the unused Term Loan Commitments under the Secured Term Loan (to the extent available to be drawn); and

(ix) not retain more than $6.5 million of cash in property-level accounts held by subsidiaries that are owners of real property (subject to certain exceptions).

The Secured Term Loan also prevents the Borrower and its subsidiaries, subject to certain exceptions, from incurring additional indebtedness, incurring liens on their property, making investments, and amending their organizational documents.

The Borrower may prepay the Secured Term Loan at any time without premium or penalty. At any time that the Borrower or any Guarantor or subsidiary or unconsolidated joint venture thereof (to the extent that such entity has the ability to require a distribution from such joint venture of its portion of Net Cash Proceeds) receives Net Cash Proceeds from any Capital Event, the Borrower must prepay the Secured Term Loan in an amount equal to 100% of such Net Cash Proceeds (or with respect to any joint venture, the portion of such Net Cash Proceeds distributed to the Borrower or any Guarantor).

In addition to customary Events of Default including, among other things, non-payment or non-performance under the Secured Term Loan, Events of Default include the Borrower’s, Guarantors’, or their respective subsidiaries’ (i) failure to pay Material Indebtedness (defined as indebtedness with an aggregate outstanding principal amount of $5.0 million or more, or $250.0 million in the case of Nonrecourse Indebtedness), (ii) the acceleration of such Material Indebtedness (or the occurrence of any event that would permit the holders of such Material Indebtedness to accelerate such Material Indebtedness), and (iii) cross-defaults under the 2018 Credit Agreement, the 7-Year Term Loan or the term loan agreement by and among PREIT’s subsidiary, PM Gallery LP, the Administrative Agent and the other financial institutions party thereto.

Upon the occurrence of an Event of Default (except with respect to bankruptcy as described in the next sentence), the Lenders may declare all of the obligations in connection with the Secured Term Loan immediately due and payable and may terminate the Lenders’ commitments under the Secured Term Loan. Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of PREIT and certain of its subsidiaries, all outstanding amounts would automatically become immediately due and payable and the Lenders’ commitments under the Secured Term Loan would automatically terminate.

As previously disclosed on PREIT’s Current Report on Form 8-K filed on July 31, 2020, PREIT previously entered into (a) a Seventh Amendment to Seven-Year Term Loan, dated July 27, 2020, which amends that certain Seven-Year Term Loan Agreement, dated January 8, 2014 (as amended, the “7-Year Term Loan”) with the Administrative Agent and the other financial institutions signatory thereto and (b) a Second Amendment to Amended and Restated Credit Agreement, dated July 27, 2020, which amends that certain Amended and Restated Credit Agreement, dated May 24, 2018 (as amended, the “2018 Credit Agreement”) with the Administrative Agent and the other financial institutions signatory thereto (collectively, the “July 2020 Loan Amendments”). The Borrower’s entry into the Secured Term Loan is a condition to extending the debt covenant suspension period under the July 2020 Loan Amendments, which currently continues until August 31, 2020, but may be extended to September 30, 2020 provided that, prior to August 31, 2020, the Borrower also agrees to a non-binding term sheet with the lenders under the 7-Year Term Loan and the 2018 Credit Agreement for further amendments to the 7-Year Term Loan and the 2018 Credit Agreement and continues to work in good faith to close such further amendments. The Borrower is engaged in ongoing discussions with its lenders with respect to the terms of such further amendments to ensure the Borrower’s continued compliance with the obligations under the 7-Year Term Loan and 2018 Credit Agreement and permit additional financing.

All capitalized terms used above in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Secured Term Loan. The description above is qualified in its entirety by reference to the Secured Term Loan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 3.03.

Pursuant to the Secured Term Loan, the Borrower and Guarantors (and their respective subsidiaries) are prohibited from making certain Restricted Payments, which include cash dividends with respect to PREIT shares. As such, the Secured Term Loan restricts PREIT’s ability to declare and pay dividends on its common shares and preferred shares for the duration of the Term.

Item 8.01	Other Events.

PREIT’s press release announcing the transaction described in Item 1.01 hereof is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 11, 2020, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto and their assignees.

99.1	Press Release dated as of August 12, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: August 12, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel